UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September [   ], 2021

StHealth Capital Investment Corporation
(Exact name of registrant as specified in its charter)

Maryland	814-01137	47-1709055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Fifth Ave., 21st Floor New York, NY 10019	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-512-9054

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	N/A	Not registered on any exchange at this time
Preferred stock, par value $0.001 per share	N/A	Not registered on any exchange at this time

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter)..

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to a confidential private placement memorandum, dated October 20, 2021, StHealth Capital Investment Corporation. (the “Company”) is offering 2,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”) for an aggregate offering price of $5 million. Between November 8, 2021 and the date of this filing, the Company has entered into subscription agreements with investors for an aggregate capital commitment of $1,429,500 to purchase shares of Common Stock. No underwriting discounts have been or will be paid in connection with the sale of such shares of Common Stock. The sale of Common Stock is being made pursuant to subscription agreements entered into by the Company and investors.

This issuance of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to Section 4(a)(2) thereof and Regulation D thereunder. In addition to diligence undertaken by the Company’s Placement Agent to verify accredited investor status, the Company relied, in part, upon representations from the stockholders in the subscription agreements that each stockholder was an accredited investor as defined in Regulation D under the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StHealth Capital Investment Corporation
Date: December 14, 2021	By: /s/ Derek Taller Name: Derek Taller Title: President & Chief Executive Officer